EXHIBIT 16.1

                   [LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]



March 6, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

We have read the statements made by Salomon Smith Barney Holdings Inc. (the "Company"), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report dated March 1, 2001. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP